EXHIBIT 99.1

FOSTER WHEELER ANNOUNCES NON-BINDING TERMS WITH AMEC REGARDING POTENTIAL TRANSACTION

ZUG, SWITZERLAND, January 13, 2014 -- Foster Wheeler AG (Nasdaq: FWLT) (“Foster Wheeler” or the “Company”) today confirmed that, following a comprehensive review of strategic alternatives, it has provisionally agreed with AMEC plc (“AMEC”) non-binding outline terms concerning a possible business combination of the Company and AMEC. While the Company does not generally comment on pending negotiations, today’s confirmation is in response to the recent announcement by AMEC.

The Company and AMEC have negotiated non-binding terms of a business combination pursuant to which AMEC would acquire each outstanding share of Foster Wheeler common stock for transaction consideration consisting of 0.8998 shares of AMEC common stock and $16.00 in cash. In addition, assuming binding terms are agreed, the Company expects to pay a one-time dividend of $0.40 per share prior to closing.

Based on AMEC's stock price of £10.79 per share (the close of trading on Friday, January 10, 2014) and an exchange rate of £/$1.648, the proposed transaction would value each Foster Wheeler share at approximately $32.40 and the fully diluted share capital of Foster Wheeler at approximately $3.3 billion (taking into account the proposed $0.40 dividend by the Company). This represents a premium of approximately 12.8% to $28.73, the Company's closing stock price on November 26, 2013, the trading day prior to initial public reports about a potential business combination involving the Company and AMEC, and a premium of approximately 19.4% to the 3-month volume weighted average price (measured for the three-months ending on November 26) of approximately $27.15.

The Company believes that the meaningful equity component of the proposed terms would allow its shareholders to participate in the strategic and commercial benefits of the combined company, including significant potential synergies. Under the proposed terms, Foster Wheeler’s existing shareholders would own approximately 23% of the combined company, and it is expected that two members of the Company’s board would join the board of directors of AMEC as non-executive directors.

In connection with their negotiations, Foster Wheeler has agreed with AMEC not to solicit alternative proposals through February 22, 2014.

Other than with respect to non-solicitation of alternative proposals, no binding agreement has been entered into between the Company and AMEC with respect to any business combination, and the execution of definitive agreements with respect thereto is subject to mutual agreement of definitive terms, mutual due diligence and approval by each of the Company's and AMEC's board of directors, among other things. Accordingly, readers are cautioned that there can be no assurances that any transaction will ultimately be agreed between Foster Wheeler and AMEC, or what the definitive and binding terms of any such transaction would be.

Foster Wheeler does not intend to make any further comment or announcement, or disclose further developments, regarding this process unless and until discussions with AMEC have concluded, or where such further disclosure is appropriate or required.

Foster Wheeler is being advised by Goldman, Sachs & Co. and J.P. Morgan Securities LLC, as financial advisors, and Freshfields Bruckhaus Deringer LLP as legal advisors, in connection with the review of strategic alternatives and its discussions with AMEC.

Foster Wheeler is a global engineering and construction company and power equipment supplier delivering technically advanced, reliable facilities and equipment. The Company employs approximately 13,000 talented professionals with specialized expertise dedicated to serving its clients through one of its two primary business groups. The Company’s Global Engineering and Construction Group designs and constructs leading-edge processing facilities for the upstream oil and gas, LNG and gas-to-liquids, refining, chemicals and petrochemicals, power, minerals and metals, environmental, pharmaceuticals, biotechnology and healthcare industries. The Company’s Global Power Group is a world leader in combustion and steam generation technology that designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial facilities and also provides a wide range of aftermarket services. The Company is based in Zug, Switzerland, and its operational headquarters office is in Reading, United Kingdom. For more information about Foster Wheeler, please visit our Web site at www.fwc.com.

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Safe Harbor Statement

Foster Wheeler AG news releases may contain forward-looking statements that are based on management’s assumptions, expectations and projections about the Company and the various industries within which the Company operates. These include statements regarding the discussions referred to above, the Company’s expectations about revenues (including as expressed by its backlog), its liquidity, the outcome of litigation and legal proceedings and recoveries from customers for claims and the costs of current and future asbestos claims and the amount and timing of related insurance recoveries. Such forward-looking statements by their nature involve a degree of risk and uncertainty. The Company cautions that a variety of factors, including but not limited to the factors described in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which were filed with the U.S. Securities and Exchange Commission, and the following, could cause the Company’s business conditions and results to differ materially from what is contained in forward-looking statements: benefits, effects or results of the Company’s redomestication to Switzerland, benefits, effects or results of the Company’s strategic renewal initiative, further deterioration in global economic conditions, changes in investment by the oil and gas, oil refining, chemical/petrochemical and power generation industries, changes in the financial condition of its customers, changes in regulatory environments, changes in project design or schedules, contract cancellations, the changes in estimates made by the Company of costs to complete projects, changes in trade, monetary and fiscal policies worldwide, compliance with laws and regulations relating to the Company’s global operations, currency fluctuations, war, terrorist attacks and/or natural disasters affecting facilities either owned by the Company or where equipment or services are or may be provided by the Company, interruptions to shipping lanes or other methods of transit, outcomes of pending and future litigation, including litigation regarding the Company’s liability for damages and insurance coverage for asbestos exposure, protection and validity of the Company’s patents and other intellectual property rights, increasing global competition, compliance with its debt covenants, recoverability of claims against the Company’s customers and others by the Company and claims by third parties against the Company, and changes in estimates used in its critical accounting policies. Other factors and assumptions not identified above were also involved in the formation of these forward-looking statements and the failure of such other assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. Most of these factors are difficult to predict accurately and are generally beyond the Company’s control. You should consider the areas of risk described above in connection with any forward-looking statements that may be made by the Company. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures the Company makes in proxy statements, quarterly reports on Form 10-Q, annual reports on Form 10-K and current reports on Form 8-K filed with or furnished to the Securities and Exchange Commission.

Contacts:
Media	Patti Landsperger	908 713 2944	E-mail: patti_landsperger@fwc.com
Investor Relations	Scott Lamb	908-730-4155	E-mail: scott_lamb@fwc.com
Other Inquiries		908-730-4000	fw@fwc.com

IF BINDING TERMS ARE ENTERED INTO, AND AN OFFER IS MADE BY AMEC, THE COMPANY'S SHAREHOLDERS ARE URGED TO READ ANY DOCUMENTS RELATING THERETO REGARDING THE TRANSACTION WHEN THEY BECOME AVAILABLE (INCLUDING THE EXHIBITS THERETO) AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFER.

If binding terms are entered into, and an offer is made by AMEC, the board's recommendation/solicitation statement on Schedule 14D-9 and other related documents will be available electronically without charge at the SEC's website, www.sec.gov, after they have been filed. Any materials filed with the SEC may also be obtained without charge at the Company's website, www.fwc.com.

This announcement is for informational purposes only and does not constitute or form part of an offer to sell or the solicitation of an offer to buy or subscribe to any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This announcement is not an offer of securities for sale into the United States. No offering of securities shall be made in the United States except pursuant to registration under the US Securities Act of 1933, or an exemption therefrom.

Participants in the Solicitation

If binding terms are entered into, and an offer is made by AMEC, and the offer also involves a solicitation of a proxy, the Company, AMEC and their respective directors and executive officers and other members of management and employees may be deemed to be participants in any such solicitation of proxies in respect of any such proposed offer. Information about the Company's directors and executive officers is available in its Form 10-K for the year ended December 31, 2012, dated March 1, 2013. The Company understands that it is AMEC's intention that information about AMEC's directors and executive officers will be made available in the registration statement on Form F-4, if binding terms are entered into, and if and when any such registration statement is filed. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the relevant materials to be filed with the SEC regarding the transaction, if binding terms are entered into, and an offer is made by AMEC, when they become available. If binding terms are entered into, and an offer is made by AMEC, investors should read the all materials filed with the SEC carefully when they become available before making any voting or investment decisions. You may obtain free copies of these documents using the sources indicated above.